EXECUTION COPY

Operation Number 38662

DEED OF GUARANTEE AND INDEMNITY

between

TOPAZ ENERGY AND MARINE LIMITED

and

NMSC KAZMORTRANSFLOT JOINT STOCK COMPANY

and

CASPIAN SERVICES INC

as Guarantors

and

EUROPEAN BANK
FOR RECONSTRUCTION AND DEVELOPMENT

Dated 2 June 2009

TABLE OF CONTENTS

EXECUTION COPY

DEED OF GUARANTEE AND INDEMNITY

This **GUARANTEE AND INDEMNITY** (this "Guarantee") is made as a **DEED** on 2 June 2009

BETWEEN:

(1) **TOPAZ ENERGY AND MARINE LIMITED**, a corporation organised and existing under the laws of the United Arab Emirates ("**Topaz**");

(2) **NMSC KAZMORTRANSFLOT JOINT STOCK COMPANY**, a joint stock company organised and existing under the laws of Kazakhstan ("**Kazmortransflot**");

(3) **CASPIAN SERVICES INC.**, a corporation organised and existing under the laws of Nevada (U.S.A.) ("**Caspian**");

each a "Guarantor" and together the "Guarantors"; and

(4) **EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT,** an international organisation formed by treaty ("EBRD").

WHEREAS:

(A) By a loan agreement (the "Loan Agreement") dated 22 August 2008 between EBRD and Mangistau Oblast Boat Yard L.L.P. (the "**Borrower**"), EBRD agreed to extend to the Borrower a loan (the "Loan") in the principal amount of USD 12,300,000, consisting of Tranche 1 in an amount not to exceed USD 10,300,000; and Tranche 2 in an amount not to exceed USD 2,000,000, on the terms and conditions set forth in the Loan Agreement.

(B) By virtue of Section 4.01(a)(1) of the Loan Agreement, it is a condition of disbursement thereunder that the Guarantors shall have agreed to guarantee the obligations of the Borrower in respect of the Loan on terms and conditions satisfactory to EBRD.

(C) Topaz is the indirect beneficial owner of fifty (50%) of the participatory interest of the Borrower; Kazmortransflot is the beneficial owner of thirty (30%) of the participatory interest of the Borrower and Caspian is the indirect beneficial owner of fifteen point six (15.6%) of the participatory interest of the Borrower.

(D) The Guarantors, in consideration of EBRD entering into the Loan Agreement and agreeing to disburse thereunder, have agreed to guarantee the obligations of the Borrower under the Loan Agreement, in case the Borrower does not meet its obligations under the Loan Agreement.

(E) The giving of this Guarantee is for the commercial benefit of the Guarantors.

NOW THEREFORE THIS DEED WITNESSES, and the Guarantors hereby agree as follows:

ARTICLE I - INTERPRETATION

Section 1.01. Definitions

(a) Wherever used in this Guarantee, unless the context otherwise requires or unless otherwise defined in this Guarantee, terms defined in the Loan Agreement have the same meanings herein. The Guarantors have been provided with, and hereby acknowledge receipt of, a copy of the Loan Agreement.

(b) Wherever used in this Guarantee, unless the context otherwise requires, the following terms have the following meanings:

"Balykshi"	means Balykshi LLP, a limited liability partnership organised and existing under the laws of Kazakhstan and holder of 20% of the participatory interest of the Borrower.
"Caspian Pro-rata Percentage"	means (i) the percentage of the capital of Balykshi held by Caspian at any time; multiplied by (ii) the percentage of the capital of the Borrower held by Balykshi; and expressed as a percentage.
"IFRS"	means International Financial Reporting Standards issued or adopted by the International Accounting Standards Board and consistently applied.
"Reservations"	means (i) the principle that equitable remedies may be granted or refused at the discretion of the court, (ii) the limitation on enforcement by laws relating to bankruptcy, insolvency, liquidation, re-organisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, (iii) the time barring of claims under any legislation relating to limitation of actions, (iv) the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void and (v) that obligations may not be enforced if they are overridden by consideration of public policy.
"US GAAP"	means generally accepted accounting principles in the United States of America.

Section 1.02. Interpretation

(a) In this Guarantee, unless the context otherwise requires, words denoting the singular include the plural and vice versa.

(b) In this Guarantee, a reference to a specified Article or Section shall be construed as a reference to that specified Article or Section of this Guarantee.

(c) In this Guarantee, a reference (i) to an amendment or to an agreement being amended includes a supplement, variation, assignment, novation, restatement or re-enactment, and (ii) to an agreement shall be construed as a reference to such agreement as it may be amended from time to time.

(d) In this Guarantee, the headings and the Table of Contents are inserted for convenience of reference only and shall not affect the interpretation of this Guarantee.

(e) In this Guarantee, a reference to a "person" includes any person, natural or juridical entity, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing and references to a "person" include its successors in title, permitted transferees and permitted assigns.

(f) In this Guarantee, references to this Guarantee are to include the indemnity in Section 2.02.

(g) In this Guarantee, references to liability are to include any liability whether actual, contingent, present or future.

ARTICLE II – GUARANTEE, INDEMNITY AND ADDITIONAL FUNDS OBLIGATIONS

Section 2.01. Guarantee

Each Guarantor irrevocably and unconditionally guarantees on a several basis (as primary obligor and not merely as surety):

(a) to pay to EBRD on demand in the currency in which the same falls due for payment, all monies and liabilities which are now or at any time hereafter shall have been advanced to, become due, owing or incurred by the Borrower to or in favour of EBRD under or in connection with any of the Financing Agreements when and as the same shall become due, and

(b) the due and punctual performance and discharge by the Borrower of all of its obligations and liabilities under each of the Financing Agreements;

provided that the obligation of each Guarantor under this Section 2.01 shall be limited to the following percentages of the aggregate amounts owed to EBRD by the Borrower under any Financing Agreement or otherwise due to EBRD in connection with the Borrower's default under any Financing Agreement: 50% by Topaz, 30% by Kazmortransflot and in an amount equal to the Caspian Pro-rata Percentage by Caspian.

Section 2.02. Indemnity

Each Guarantor, as a separate and independent obligation and liability from its obligations and liabilities under Section 2.01, irrevocably and unconditionally agrees to indemnify EBRD on demand against all losses, costs and expenses suffered or incurred by EBRD arising from or in connection with any one or more of the purported liabilities or obligations of the Borrower to EBRD pursuant to or in consequence of any of the Financing Agreements being or becoming unlawful, void, voidable or unenforceable, ineffective or otherwise not recoverable on the basis of a guarantee (whether by reason of any legal limitation, illegality, disability or incapacity on or of the Borrower or any of the Guarantors or any other person or by reason of any other fact or circumstance, and whether or not known to or discoverable by any of the Guarantors, the Borrower, EBRD or any other person); provided that the obligation of each Guarantor under this Section 2.02 shall be limited to the following percentages of such losses, costs and expenses: 50% by Topaz, 30% by Kazmortransflot and in an amount equal to the Caspian Pro-rata Percentage by Caspian.

Section 2.03. Additional Funding Obligations

(a) Without limitation to the obligations under Section 2.01 and Section 2.02:

(i) each Guarantor agrees to advance to the Borrower at any time on demand by EBRD any additional amount required by the Borrower to enable it to be in compliance with its

obligations under the Financing Agreement, including Section 5.11 of the Loan Agreement; and

(ii) each Guarantor agrees further to advance to the Borrower at any time on demand by EBRD any additional amount required by the Borrower in order to carry out the Project;

provided that the obligation of each Guarantor under this Section 2.03 shall be limited to its pro rata portion of the aggregate amounts payable by the Guarantors to the Borrower under this Section as follows: 50% by Topaz, 30% by Kazmortransflot and 20% by Caspian.

(b) Each advance of funds to the Borrower pursuant to this Section 2.03 shall be made, at the Guarantors' option, in the form of an equity investment or a subordinated loan, except that such advance shall be deemed to be made in the form of a subordinated loan if the Guarantors have not secured any consent, approval or agreement needed to make such advance as an equity contribution.

ARTICLE III - CREDITOR PROTECTIONS

Section 3.01. Continuing Security

Each Guarantor acknowledges and agrees that this Guarantee is and at all times during the term of this Guarantee shall be continuing security and shall extend to cover the ultimate balance due at any time from the Borrower to EBRD under or in respect of the Financing Agreements and any of the transactions contemplated thereby regardless of any intermediate payment or performance or discharge in whole or in part.

Section 3.02. Guarantors as Principal Debtors

Each Guarantor acknowledges and agrees that none of its obligations or liabilities under this Guarantee shall be reduced, discharged or otherwise impaired by:

(a) any variation, extension, discharge, compromise, dealing with, exchange or renewal of any right or remedy which EBRD may now or hereafter have from or against the Borrower, any other Guarantor or any other person in respect of any of the obligations and liabilities of the Borrower, any other Guarantor or any other person under and in respect of any of the Financing Agreements;

(b) any act or omission by EBRD or any other person in taking up, perfecting or enforcing any security, indemnity or guarantee from or against the Borrower, any other Guarantor or any other person;

(c) any termination, amendment, variation, novation or supplement of or to any of the Financing Agreements;

(d) any grant of time, indulgence, waiver, consent or concession to the Borrower, any other Guarantor and or other person;

(e) any of the insolvency, bankruptcy, liquidation, administration, winding-up, incapacity, limitation, disability or discharge by operation of law of, and any change in the constitution or name of, the Borrower, any other Guarantor or any other person;

(f) any invalidity, illegality, unenforceability, irregularity of, or any defect in, any provision of any Financing Agreement or any Security or other guarantee or any of the actual or purported obligations of the Borrower, any other Guarantor or any other person under or in connection with any Financing Agreement or any Security or any other guarantee;

(g) any claim against or enforcement of payment from the Borrower, any other Guarantor or any other person;

(h) the taking, existence or release of any Security or other guarantee;

(i) the release of any debtor, any guarantor or any other person under the terms of any composition or arrangement with any creditor of the Borrower;

(j) any release of any other Guarantor;

(k) any re-organisation or alteration of the legal structure of the Borrower, any Guarantor or any other party to a Financing Agreement;

(l) any purported or actual assignment of this Guarantee or the Loan Agreement by EBRD to any person; or

(m) any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of guarantor or indemnitor or by anything done or omitted by any person which but for this provision might operate to exonerate or discharge the Guarantor or otherwise reduce or extinguish its liability under this Guarantee.

Section 3.03. Primary Obligation

EBRD shall not be obliged before taking steps to enforce any of its rights and remedies under this Guarantee to make any demand or seek to enforce any right against the Borrower or any other person, to obtain judgement in any court against the Borrower or any other person or to file any claim in a bankruptcy, liquidation or similar proceedings of the Borrower or any other person.

Section 3.04. No Security

(a) Each Guarantor warrants to EBRD that it has not taken or received, and agrees not to take, exercise or receive the benefit of any security or other right or benefit (whether by set-off, counterclaim, subrogation, indemnity, proof in liquidation or otherwise and whether from contribution or otherwise, all together "Rights") from or against any of the Borrower or any other person in respect of any liability of or payment by such Guarantor under this Guarantee or otherwise in connection with this Guarantee.

(b) If any of such Rights is taken, exercised or received by any Guarantor, each Guarantor declares that such Rights and all monies at any time received or held by it in respect of such Rights shall be held by it on trust for EBRD for application in or towards the discharge of its liabilities to EBRD under this Guarantee.

(c) Each Guarantor agrees that all other Rights and all monies from time to time held by it on trust for EBRD under or pursuant to Section 3.04(b) shall be transferred, assigned or, as the case may be, paid to EBRD, promptly following EBRD's demand.

ARTICLE IV – PAYMENTS; DISCHARGE; COSTS

Section 4.01. Interest

Each Guarantor agrees to pay interest to EBRD on all sums demanded under this Guarantee and payable by it from the date of EBRD's demand under this Guarantee or, if earlier, the date on

which the relevant damages, losses, costs or expenses arose in respect of which such demand has been made, in each case until the date of actual payment (after as well as before judgement). Such interest shall be at the rate of interest applicable to overdue amounts under the Loan Agreement and shall be calculated in accordance with Section 3.06 of the Loan Agreement. The amount of interest payable on any such sums for any period pursuant to this Section shall be reduced by the amount of any interest otherwise paid by the Borrower on such sums pursuant to the terms of any of the Financing Agreements for the same period.

Section 4.02. Suspense Account

For the purpose of enabling EBRD to sue the Borrower or any of the Guarantors or to prove in the bankruptcy, liquidation or insolvency of the Borrower or any of the Guarantors for amounts payable by the Borrower under any Financing Agreement or by any Guarantor under this Guarantee, or to preserve intact the liability of any other party, EBRD may at any time place and keep, for such time as EBRD thinks prudent, any monies received, recovered or realised hereunder or under any other guarantee or security to the credit of an account of the Borrower, any Guarantor or of such other person (if any) as EBRD shall think fit, without any obligation on the part of EBRD to apply the same or any part thereof in or towards the discharge of any of the monies, obligations and liabilities that are the subject of this Guarantee.

Section 4.03. Insufficient Payments

If EBRD at any time receives less than the full amount then due and payable to it under this Guarantee, EBRD shall have the right to allocate and apply the amount received in any way or manner and for such purpose or purposes under this Guarantee as EBRD in its sole discretion determines, notwithstanding any instruction that any Guarantor may give to the contrary.

Section 4.04. New Accounts

(a) If this Guarantee ceases to be continuing for any reason whatsoever, then EBRD may open a new account or accounts in the name of the Borrower.

(b) If EBRD does not open a new account or accounts pursuant to (a) above, it shall nevertheless be treated as if it had done so at the time that this Guarantee ceases to be continuing (whether by determination, calling in or otherwise) in relation to the Borrower.

(c) As from that time, all payments made to EBRD by or on behalf of the Borrower shall be credited or be treated as having been credited to the new account or accounts and shall not operate to reduce the amount for which this Guarantee is available at that time nor shall the liability of each of the Guarantors under this Guarantee in any manner be reduced or affected by any subsequent transactions, receipts or payments into or out of any such accounts.

Section 4.05. Discharge to be Conditional

Any release, discharge or settlement between any Guarantor and EBRD in relation to this Guarantee shall be conditional upon no right, security, disposition or payment to EBRD by such Guarantor or any other person being void, set aside or ordered to be refunded pursuant to any enactment or law relating to breach of duty by any person, bankruptcy, liquidation, administration, protection from creditors generally or insolvency or for any other reason. If any such right, security, disposition or payment is void or at any time so set aside or ordered to be refunded, EBRD shall be entitled subsequently to enforce this Guarantee against such Guarantor as if such release, discharge or settlement had not occurred and any such security, disposition or payment had not been made.

Section 4.06. Payments and Taxes

All amounts due to EBRD under this Guarantee shall be paid without any set-off, condition or counterclaim whatsoever to such account at such office or bank as EBRD may notify to the Guarantors. Such payments shall be free and clear of, and without deduction or withholding for or on account of, any taxes, duties, fees or other charges of whatever nature; provided, however, that, in the event that any Guarantor is prevented by operation of law or otherwise from making such payments free and clear of such deductions or withholdings, the amount due under this Guarantee from that Guarantor shall be increased to such amount as may be necessary to remit to EBRD the full amount it would have received had such payment been made without such deductions or withholdings.

Section 4.07. Demands and Notification Binding

Any notification or certificate given by EBRD specifying amounts due and payable under or in connection with any of the provisions of this Guarantee shall, in the absence of manifest error, be final, conclusive and binding on the Guarantors.

Section 4.08. Costs and Expenses

The Guarantors shall, on demand and on a full indemnity basis, pay to EBRD, the amount of all costs and expenses (including legal and out-of-pocket expenses and any value added tax on such costs and expenses) which EBRD incurs in connection with:

(a) the preparation, negotiation, execution and delivery of this Guarantee;

(b) any actual or proposed amendment, variation, supplement, waiver or consent under or in connection with this Guarantee;

(c) any discharge or release of this Guarantee;

(d) the preservation or exercise (or attempted preservation or exercise), and the enforcement (or attempted enforcement) of, any rights under or in connection with, this Guarantee; and

(e) any stamping or registration of this Guarantee;

provided that the obligation of each Guarantor under this Section 4.08 shall be limited to the following percentages of the aggregate amount of such costs and expenses: 50% payable by Topaz, 30% payable by Kazmortransflot and payable in an amount equal to the Caspian Pro-rata Percentage by Caspian.

Section 4.09. Set-off

EBRD shall have the right, to the fullest extent permitted by law, to set off any amount owed by EBRD to any Guarantor, whether or not matured, against any amount then due and payable by such Guarantor under this Guarantee, whether or not EBRD had demanded payment by such Guarantor of such amount and regardless of the currency or place of payment of either such amount.

Section 4.10. Currency Indemnity

If, under any applicable law or regulation or pursuant to a judgement or order being made or registered against any Guarantor or the liquidation of any Guarantor or without limitation for any other reason, any payment under or in connection with this Guarantee is made or falls to be satisfied in a currency (the "payment currency") other than the currency in which such payment is expressed to be due under or in connection with this Guarantee (the "contractual currency") then, to the extent that the amount of such payment actually received by EBRD, when converted into the contractual

currency at the rate of exchange available to EBRD, falls short of the amount due under or in connection with this Guarantee, such Guarantor, as a separate and independent obligation, shall indemnify and hold harmless EBRD against the amount of such shortfall. For the purposes of this Section, "rate of exchange" means the rate at which EBRD is able on or about the date of such payment to purchase, in accordance with its normal practice, the contractual currency with the payment currency and shall take into account (and such Guarantor shall be liable for) any premium and other costs of exchange including any taxes or duties incurred by reason of any such exchange.

ARTICLE V - REPRESENTATIONS AND WARRANTIES; UNDERTAKINGS

Section 5.01. Representations and Warranties of the Guarantor

Each of the Guarantors hereby represents and warrants to EBRD that:

(a) it is a corporation, joint stock company or limited liability partnership duly organised and validly existing under the laws of its respective jurisdiction of incorporation;

(b) it is fully familiar with and agrees to all the provisions of the Loan Agreement and the giving of this Guarantee is for its commercial benefit;

(c) it has full power and authority (i) to execute and deliver this Guarantee and all notices, certificates and other documents related to this transaction and (ii) to comply with the provisions of, and perform all its obligations under, this Guarantee;

(d) subject to the Reservations it has taken all necessary actions to authorise the execution and delivery of this Guarantee and this Guarantee constitutes its legal, valid and binding obligations enforceable against it in accordance with its terms;

(e) the entry into and performance by it of this Guarantee does not and will not violate in any respect (i) any law or regulation of any governmental or official authority or body, or (ii) its constitutional documents, or (iii) any agreement, contract or other undertaking to which it or any of its Subsidiaries is a party or which is binding upon the Guarantor or any of its Subsidiaries or any of its respective assets;

(f) all consents, licences, approvals and authorisations required in connection with its entry into, performance, validity and enforceability of this Guarantee and the transactions contemplated hereby have been obtained and are in full force and effect;

(g) it is not necessary for the legality, validity, enforceability or admissibility in evidence of this Guarantee that this Guarantee or any document relating hereto be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Guarantee;

(h) no action, suit, proceeding, litigation or dispute against it or any of its Subsidiaries is presently taking place or pending or, to its knowledge, threatened nor is there subsisting any judgement or award given against it or any of its Subsidiaries before any court, arbitral tribunal or other body which, in either case, might have a material adverse effect on its business or condition (financial or otherwise) or the business or condition of its Subsidiaries (taken as a whole) or on its ability to perform any of its obligations under this Guarantee;

(i) none of it or any of its Subsidiaries is in default under any agreement to which it is a party or by which it is bound, and no Default relating to it (or event which, with the giving of notice or lapse of time or other applicable condition might constitute a Default) has occurred and is continuing nor will such a default or Default (or such event) result from its performance of any of its obligations under this Guarantee;

(j) the obligations under this Guarantee rank and will rank at least *pari passu* with all claims of its other creditors, except for claims mandatorily preferred by laws applicable to companies generally;

(k) its latest audited accounts and financial statements (which have been prepared in accordance with IFRS, in the case of the Borrower, Topaz and Kazmortransflot, and US GAAP or IFRS, in the case of Caspian, in each case consistently applied) represent a true and fair view of its financial position and the financial position of its Subsidiaries at the date of such accounts and financial statements and the results of its operations and the operations of its Subsidiaries for the year ended on the date to which such accounts and financial statements were prepared and no significant liabilities (contingent or otherwise) exist which have not been fully disclosed or reserved against in such accounts and financial statements; there has been no material adverse change in its financial condition or the financial condition of its Subsidiaries from that set forth in such accounts and financial statements;

(l) all financial and other information furnished by it in connection with the negotiation of this Guarantee or delivered to EBRD pursuant to this Guarantee was true and accurate when given and there were no other facts or matters the omission of which would have made any statement or information contained therein misleading; and

(m) the representations and warranties of the Borrower set out in Article II of the Loan Agreement were true and correct when made and will be true and correct when and in the manner repeated or deemed repeated pursuant to the terms of the Loan Agreement.

Section 5.02. Undertakings of the Guarantors

Each of the Guarantors undertakes that, so long as the Loan Agreement is in force or any amount remains outstanding or payable under the Loan Agreement or this Guarantee, it will comply in full with the following undertakings unless EBRD otherwise agrees in writing:

(a) it will send (or procure that there is sent) to EBRD:

(i) as soon as possible, but in no event later than 120 days after the end of each financial year two copies of its Financial Statements (including a balance sheet, income statement and statement of changes in financial position and notes thereon) for such financial year, such accounts and financial statements to be prepared in accordance with IFRS in the case of Topaz and Kazmortransflot, and in accordance with US GAAP or IFRS in the case of Caspian, in each case consistently applied;

(ii) as soon as possible, but in no event later than 60 days after the end of each quarter of each financial year two copies of its unaudited Financial Statements (including a balance sheet, income statement and statement of changes in financial position and notes thereon) for such financial quarter, such accounts and financial statements to be prepared in accordance with IFRS in the case of Topaz, and Kazmortransflot and US GAAP or IFRS in the case of Caspian, in each case consistently applied and certified as to their correctness by the chief financial officer of the Guarantor;

(iii) as soon as the same is instituted (or, to the its knowledge, threatened), details of any litigation, arbitration or administrative proceedings which is likely to have a material adverse effect on it or any of its Subsidiaries; and

(iv) from time to time, and on demand, such additional financial or other information relating to it or its Subsidiaries as may be requested by EBRD;

(b) it will notify EBRD in writing of any Default relating to it forthwith upon the occurrence thereof;

(c) it will obtain and promptly renew from time to time, and will promptly furnish certified copies to EBRD of, all such authorisations, approvals, consents and licences as may be required under any applicable law or regulation to enable it to perform its obligations under this Guarantee or required for the validity or enforceability of this Guarantee, and it will comply with the terms of the same; and

(d) in the event that EBRD determines that an event has occurred which might have a material adverse affect on it, it shall provide to EBRD immediately on EBRD's request security over such of its assets as specified by, and in form and substance satisfactory to, EBRD.

ARTICLE VI– MISCELLANEOUS

Section 6.01. Notices

Any notice, application or other communication to be given or made under this Guarantee to EBRD, the Borrower or to any of the Guarantors shall be in writing. Such notice, application or other communication shall be deemed to have been duly given or made when it is delivered by hand, airmail or facsimile transmission to the party to which it is required or permitted to be given or made at such party's address specified below or at such other address as such party designates by notice to the party giving or making such notice, application or other communication.

For the Guarantors:

TOPAZ ENERGY AND MARINE LIMITED
PO Box 12068
Dubai
The United Arab Emirates

Attention: Mr Aldrin D'Souza

Fax: +9 714 339 1352

NSMC KAZMORTRANSFLOT JOINT STOCK COMPANY
28 A, Kabanbay batyr str.
Astana
010000
Republic of Kazakhstan

Attention: Mr Sugurbekov Sherkhan

Fax: +7 (7172) 79 35 52

CASPIAN SERVICES INC.
257 East 200 South
Suite 340, Salt Lake City, UT84111
USA

Attention: Mr Kerry Doyle

Fax: +1 801 746 3701

For EBRD:

EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT
One Exchange Square
London EC2A 2JN
United Kingdom

Attention: Operation Administration Unit

Fax: +44-20-7338-6100

Section 6.02. English Language

(a) All documents (except for financial statements) to be furnished or communications to be given or made under this Guarantee shall be in the English language or, if in another language, shall be accompanied by a translation into English, which translation shall be the governing version between the Guarantors and EBRD.

(b) All financial statements to be furnished under this Guarantee shall be in the English or Russian language or, if in another language shall be accompanied by a translation in English, which translation shall be the governing version between the Guarantors and EBRD.

Section 6.03. Rights, Remedies and Waivers

(a) The rights and remedies of EBRD in relation to any misrepresentations or breach of warranty on the part of any Guarantor shall not be prejudiced by any investigation by or on behalf of EBRD into the affairs of the Guarantors, by the execution or the performance of this Guarantee or any of the Financing Agreements or by any other act or thing which may be done by or on behalf of EBRD in connection with this Guarantee and which might, apart from this Section, prejudice such rights or remedies.

(b) No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to EBRD under this Guarantee or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No action of EBRD in respect of any such default, or acquiescence by it therein, shall affect or impair any right, power or remedy of EBRD in respect of any other default.

(c) The rights and remedies provided in this Guarantee and the other Financing Agreements are cumulative and not exclusive of any other rights or remedies, whether provided by applicable law or otherwise.

Section 6.04. Governing Law

This Guarantee shall be governed by and construed in accordance with the laws of England.

Section 6.05. Arbitration and Jurisdiction

(a) Any dispute, controversy or claim arising out of or relating to this Guarantee, or the breach, termination or invalidity hereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force. There shall be one arbitrator and the appointing authority shall be LCIA (London Court of International Arbitration). The seat and place of arbitration shall be London, England and the English language shall be used throughout the arbitral proceedings. The parties hereby waive any rights under the Arbitration Act 1996 or otherwise to appeal any arbitration award to, or to seek a determination of a preliminary point of law by, the courts of England. The arbitral tribunal shall not be authorised to take or provide, and each of the Guarantors and the Borrwer agrees that it shall not seek from any judicial authority, any interim measures of protection or pre-award relief against EBRD, any provisions of UNCITRAL Arbitration Rules notwithstanding. The arbitral tribunal shall have authority to consider and include in any proceeding, decision or award any further dispute properly brought before it by EBRD (but no other party) insofar as such dispute arises out of any Financing Agreement, but, subject to the foregoing, no other parties or other disputes shall be included in, or consolidated with, the arbitral proceedings.

(b) Notwithstanding Section 6.05(a), this Guarantee and the other Financing Agreements, and any rights of EBRD arising out of or relating to this Guarantee or any other Financing Agreement, may, at the option of EBRD, be enforced by EBRD in the courts of Kazakhstan, United Arab Emirates and Nevada USA or in any other courts having jurisdiction. For the benefit of EBRD, each of the Guarantors hereby irrevocably submits to the non-exclusive jurisdiction of the courts of England with respect to any dispute, controversy or claim arising out of or relating to this Guarantee or any other Financing Agreement, or the breach, termination or invalidity hereof or thereof. Each of the Guarantors hereby irrevocably designates, appoints and empowers in respect of Kazmortransflot, Kazmortransflot UK Ltd. at its office (being, on the date hereof, at Suite 207, Wellington Business Suites, 28-32 Wellington Road, London, NW8 9SP); in respect of Topaz and Caspian the Law Debenture Corporate Services Limited at its registered office (being, on the date hereof, at 5th Floor 100 Wood Street, London EC2V 7EX England) to act as its authorised agent to receive service of process and any other legal summons in England for purposes of any legal action or proceeding brought by EBRD in respect of any Financing Agreement. Each Guarantor hereby irrevocably consents to the service of process or any other legal summons out of such courts by mailing copies thereof by registered airmail postage prepaid to its address specified herein. Each Guarantor covenants and agrees that, so long as it has any obligations under this Guarantee, it shall maintain a duly appointed agent to receive service of process and any other legal summons in England for purposes of any legal action or proceeding brought by EBRD in respect of any Financing Agreement and shall keep EBRD advised of the identity and location of such agent. Nothing herein shall affect the right of EBRD to commence legal actions or proceedings against any of the Guarantors or the Borrower in any manner authorised by the laws of any relevant jurisdiction. The commencement by EBRD of legal actions or proceedings in one or more jurisdictions shall not preclude EBRD from commencing legal actions or proceedings in any other jurisdiction, whether concurrently or not. Each Guarantor irrevocably waives any objection it may now or hereafter have on any grounds whatsoever to the laying of venue of any legal action or proceeding and any claim it may now or hereafter have that any such legal action or proceeding has been brought in an inconvenient forum.

Section 6.06. Privileges and Immunities of EBRD

Nothing in this Guarantee shall be construed as a waiver, renunciation or other modification of any immunities, privileges or exemptions of EBRD accorded under the Agreement Establishing the European Bank for Reconstruction and Development, international convention or any applicable law. Notwithstanding the foregoing, EBRD has made an express submission to arbitration under Section 6.05(a) and accordingly, and without prejudice to its other privileges and immunities (including, without limitation, the inviolability of its archives), it acknowledges that it does not have immunity from suit and legal process under Article 5(2) of Statutory Instrument 1991, No. 757 (The European Bank for Reconstruction and Development (Immunities and Privileges) Order 1991), or any similar

provision under English law, in respect of the enforcement of an arbitration award duly made against it as a result of its express submission to arbitration pursuant to Section 6.05(a).

Section 6.07. Waiver of Sovereign Immunity

Each Guarantor represents and warrants that this Guarantee and the incurring by it of the obligations hereunder are commercial rather than public or governmental acts and that it is not entitled to claim immunity from legal proceedings with respect to itself or any of its assets on the grounds of sovereignty or otherwise under any law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Guarantee. To the extent that any of the Guarantors or any of their assets has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgement, other attachment or execution of judgement on the grounds of sovereignty or otherwise, each Guarantor hereby irrevocably waives such rights to immunity in respect of its obligations arising under or relating to this Guarantee.

Section 6.08. Successors and Assigns; Third Party Rights

(a) This Guarantee shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that none of the Guarantors may assign or otherwise transfer all or any part of its rights or obligations under this Guarantee or enter into any transaction which would result in any of those rights or obligations passing to another person.

(b) EBRD may sell, transfer, assign, novate or otherwise dispose of all or part of its rights or obligations under this Guarantee and the other Financing Agreements. Once EBRD has sold, transferred, assigned, novated or otherwise disposed of all or part of its rights or obligations under this Guarantee then it shall give notice to the Guarantors or the Borrower.

(c) Except as provided in Section 6.08(a) or 6.08(b), none of the terms of this Guarantee are intended to be enforceable by any third party.

Section 6.09. Disclosure

EBRD may disclose such documents, information and records regarding any of the Guarantors and the Borrower and this transaction (including, without limitation, copies of this Guarantee and any Financing Agreement) as EBRD deems appropriate in connection with any dispute involving any of the Guarantors, the Borrower or any other party to a Financing Agreement, for the purpose of preserving or enforcing any of EBRD's rights under any Financing Agreement or collecting any amount owing to EBRD or in connection with any proposed Participation or any other proposed sale, transfer, assignment, novation or other disposal contemplated by Section 6.08.

Section 6.10. Severability

If at any time any one or more of the provisions in this Guarantee is or becomes invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality and enforceability of the remaining provisions of this Guarantee shall not be in any way affected or impaired thereby.

Section 6.11. Counterparts

This Guarantee may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto, acting through their duly authorised representatives, have caused this Guarantee to be signed as a Deed in their respective names as of the date first above written.

Executed as a Deed by

TOPAZ ENERGY AND MARINE LIMITED

By: ______________________
Name: Fazel A Fazelbhoy
Title: CEO

Executed as a Deed by

NSMC KAZMORTRANSFLOT JOINT STOCK COMPANY

By: ______________________
Name: Shegirbekov Sherkhan
Title: Deputy General Director

Executed as a Deed by

CASPIAN SERVICES INC.

By: ______________________
Name: K. Doyle
Title: CEO.

Executed as a Deed by

EUROPEAN BANK
FOR RECONSTRUCTION AND DEVELOPMENT

By: ______________________
Name: MATTEO COLANGELI
Title: PRINCIPAL BANKER